UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, as described below under Item 5.07 of this Current Report on Form 8-K, the stockholders of 3D Systems Corporation (the “Company”) approved an amendment and restatement (the “Amendment and Restatement”) of the Company’s 2015 Incentive Plan (as amended and restated, the “Plan”). The Board of Directors of the Company previously adopted the Amendment and Restatement on July 30, 2024, subject to stockholder approval. The Amendment and Restatement (i) adds 4,000,000 new shares of common stock to the pool of shares available for awards, (ii) makes available under the Plan any shares of common stock withheld or remitted to satisfy tax withholding liabilities, and (iii) extends the term of the Plan until July 29, 2034.

The material terms of the Plan are described in “Proposal 3: Approval of the Amendment and Restatement of the 2015 Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 13, 2024, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 30, 2024, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of 90,146,700 shares of common stock were present in person or represented by proxy at the Annual Meeting, consisting of approximately 67.49% of the 133,575,269 shares entitled to vote. The final votes on the proposals presented at the Annual Meeting are as follows:

Proposal One:

As set forth below, the Company’s stockholders elected the following directors to serve until the next annual meeting and until their successors are elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nominees for Election to Board of Directors
Malissia R. Clinton	62,903,197	4,124,135	300,345	22,819,023
Claudia N. Drayton	47,070,857	19,967,493	289,327	22,819,023
Thomas W. Erickson	52,870,322	14,170,313	287,042	22,819,023
Dr. Jeffrey A. Graves	64,211,105	2,859,416	257,156	22,819,023
Jim D. Kever	62,766,863	4,265,209	295,605	22,819,023
Charles G. McClure, Jr.	58,027,639	9,010,100	289,938	22,819,023
Kevin S. Moore	44,517,624	22,558,864	251,189	22,819,023
Dr. Vasant Padmanabhan	39,903,199	27,166,498	257,980	22,819,023
Dr. John J. Tracy	64,160,723	2,906,068	260,886	22,819,023

Proposal Two:

As set forth below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,130,080	7,930,242	267,355	22,819,023

Proposal Three:

As set forth below, the Company’s stockholders approved the Amendment and Restatement of the Plan, which, among other things, increases the number of shares for issuance thereunder by 4,000,000 shares, makes available under the Plan any shares of common stock withheld or remitted to satisfy tax withholding liabilities, and extends the term of the Plan until July 29, 2034:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,229,724	20,870,921	227,032	22,819,023

Proposal Four:

As set forth below, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024:

Votes For	Votes Against	Abstentions
88,462,341	1,319,172	365,187

Item 8.01.	Other Events.

On August 30, 2024, the Company received a notice from the New York Stock Exchange (the “NYSE”) acknowledging that the Company had regained compliance with Section 802.01E of the NYSE Listed Company Manual as a result of filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 on August 13, 2024, August 20, 2024 and August 29, 2024, respectively. As a result, the Company is now in full compliance with the NYSE’s listing standards.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2015 Incentive Plan of 3D Systems Corporation, as amended and restated effective August 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: September 3, 2024	By:	/s/ Jeffrey A. Graves
Jeffrey A. Graves
President and Chief Executive Officer